As filed with the Securities and Exchange Commission on October 28, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3199675
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3003 Oak Road

Walnut Creek, California 94597-2098

(925) 658-7878

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Victor J. Bacigalupi

Senior Executive Vice President, General Counsel and Secretary

The PMI Group, Inc.

3003 Oak Road

Walnut Creek, California 94597-2098

(925) 658-7878

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John L. Savva

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, California 94303

(650) 461-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-107747

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Units and Common Stock (1)	$109,650,000	(2)	$109,650,000	$8,870.69(3)

(1)	This Registration Statement also relates to rights to purchase shares of Series A Junior Participating Preferred Stock (the “Rights”) of The PMI Group, Inc. (the “Company”), which are attached to all shares of Common Stock of the Company. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferable along with and only with the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.
(2)	There are being registered hereunder Hybrid Income Term Security Units, together with the components of such units consisting of senior notes due 2008 of the Company and stock purchase contracts to purchase shares of Common Stock of the Company. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon settlement of those stock purchase contracts.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

INCORPORATION BY REFERENCE

The contents of the Registration Statement on Form S-3, as amended (File No. 333-107747) originally filed by The PMI Group, Inc. on August 7, 2003 and amended on September 29, 2003, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walnut Creek, State of California, on this 28th day of October 2003.

THE PMI GROUP, INC. (Registrant)

By:	/s/ VICTOR J. BACIGALUPI

Victor J. Bacigalupi Senior Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* W. Roger Haughton	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 28, 2003

* Donald P. Lofe, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 28, 2003

* Brian P. Shea	Vice President, Corporate Controller and Assistant Secretary (Chief Accounting Officer)	October 28, 2003

* Mariann Byerwalter	Director	October 28, 2003

* Dr. James C. Castle	Director	October 28, 2003

* Carmine Guerro	Director	October 28, 2003

* Wayne E. Hedien	Director	October 28, 2003

* Louis G. Lower II	Director	October 28, 2003

* Raymond L. Ocampo Jr.	Director	October 28, 2003

* John D. Roach	Director	October 28, 2003

* Dr. Kenneth T. Rosen	Director	October 28, 2003

* Steven L. Scheid	Director	October 28, 2003

* L. Stephen Smith	Director	October 28, 2003

* Richard L. Thomas	Director	October 28, 2003

* Mary Lee Widener	Director	October 28, 2003

* Ronald H. Zech	Director	October 28, 2003

/s/ VICTOR J. BACIGALUPI

Victor J. Bacigalupi *as Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit

5.1	Opinion of Sullivan & Cromwell LLP

8.1	Tax Opinion of Sullivan & Cromwell LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of KPMG LLP, Independent Auditors

23.3	Consents of Sullivan & Cromwell LLP (contained in Exhibits 5.1 and 8.1)

24	Powers of Attorney (included in the signature page to the Registration statement on Form S-3, File No. 333-107747)*

*	Previously filed.